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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

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
               Switzerland                                     98-0186363
(State of Incorporation or Organization)                    (I.R.S. Employer
                                                           Identification no.)
     Bahnhofstrasse 45, Zurich and
        Aeschenvorstadt 1, Basel
(Address or Principal Executive Offices)                       (Zip Code)

  If this form relates to the                     If this form relates to the
  registration of a class of securities           registration of a class of
  pursuant to Section 12(b) of the                securities pursuant to Section 12(g)
  Exchange Act and is effective                   of the Exchange Act and is effective
  pursuant to General Instruction                 pursuant to General Instruction
  A.(c), please check the following               A.(d), please check the following
  box:  [X]                                       box:[ ]
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Securities Act registration statement file number to which this form
relates:                                                            333-64844
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                        Name of Each Exchange on Which
       To be so Registered                        Each Class is to be Registered


Principal Protected Notes due                         American Stock Exchange
May [ ], 2010 (Linked to the
performance of the S&P 500(R) Index)



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Preliminary Prospectus Supplement filed with the Commission on March 25, 2003 under Rule 424(b)(2) and in the Prospectus dated February 27, 2003 under "Description of Debt Securities We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-64844) (the "Additional Registration Statement") under the Securities Act of 1933, as amended, filed with the Commission on December 19, 2002; the Additional Registration Statement, filed pursuant to Rule 429 under the Securities Act, constitutes Post-Effective Amendment No. 4 to the Company's Registration Statement on Form F-1 (File No. 333-46930) (the "Prior Registration Statement") filed with the Commission on September 29, 2000, as previously amended by Post-Effective Amendment No. 1 thereto on Form F-1 filed with the Commission on March 23, 2001, by Post-Effective Amendment No. 2 thereto on Form F-1 filed with the Commission on March 29, 2001 and by Post-Effective Amendment No. 3 thereto on Form F-3 filed with the Commission on May 15, 2001.

ITEM 2.           EXHIBITS.

                  1. Debt Indenture, dated as of November 21, 2000, between the Company and U.S. Bank Trust National Association, as debt trustee, including form of debt securities (included as Exhibit 4.1 to the Prior Registration Statement)

                  2. Form of Principal Protected Notes due May [ ], 2010 (Linked to the performance of the S&P 500(R) Index)
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3.            SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  UBS AG
                                                  (Registrant)


Date: April 23, 2003                             By: /s/ Michael Mahaffy
                                                    --------------------------
                                                         Michael Mahaffy
                                                    Managing Director Equities



                                                  By: /s/ Jeffrey Sparks
                                                     --------------------------
                                                          Jeffrey Sparks
                                                     Managing Director Equities